UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2021

LendingClub Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 200,
San Francisco,	CA	94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 632-5600
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement

Acquisition of Radius – Update

On February 18, 2020, LendingClub Corporation (“LendingClub” or the “Company”) and Radius Bancorp, Inc. (“Radius”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among LendingClub, a wholly owned-subsidiary of LendingClub and Radius, pursuant to which LendingClub agreed to acquire Radius and thereby acquire its wholly-owned subsidiary, Radius Bank (the “Merger”). Among other things, completion of the Merger is subject to receipt of required bank regulatory approvals, along with the satisfaction or waiver of customary closing conditions.

On January 15, 2021, the Federal Reserve Bank of San Francisco, acting under authority delegated by the Board of Governors of the Federal Reserve System, provided its approval of the applicable portions of the Core Transactions (as such term is defined in the Merger Agreement). Previously on December 30, 2020, the Office of the Comptroller of the Currency provided its approval of the applicable portions of the Core Transactions. The Merger now has requisite approval from the federal bank regulators and LendingClub currently anticipates closing the Merger on or around February 1, 2021, subject to the satisfaction or waiver of the remaining customary closing conditions.

On January 19, 2021, the Company issued a press release announcing the federal bank regulator approvals. This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in response to this Item by reference thereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Allan Landon, Erin Selleck and Thomas Casey

On January 18, 2021, the Company’s Board of Directors (the “Board”), subject to and effective upon the closing of the Merger, increased the size of the Board to ten members and appointed: (i) Allan Landon, age 72, to the Board as a Class I director who will serve until the Company’s 2021 annual meeting of stockholders, or until his successor is duly elected and qualified, (ii) Erin Selleck, age 64, to the Board as a Class II director who will serve until the Company’s 2022 annual meeting of stockholders, or until her successor is duly elected and qualified and (iii) Thomas Casey (the Company’s chief financial officer), age 58, to the Board as a Class III director who will serve until the Company’s 2023 annual meeting of stockholders, or until his successor is duly elected and qualified. Subject to and effective upon the closing of the Merger, Mr. Landon was also appointed as a member of the Audit Committee, the Compensation Committee and the to be newly formed Credit Risk and Finance Committee; and Ms. Selleck was also appointed as a member of the Audit Committee, the Risk Committee (to be renamed the Operational Risk Committee) and the to be newly formed Credit Risk and Finance Committee.

In connection with joining the Board, Mr. Landon and Ms. Selleck will receive a pro rata portion of the annual cash retainer and a grant of restricted stock units, in accordance with the Company’s non-employee director compensation policy as described in the Company’s 2020 proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2020, with the exception that $1,000 of the restricted stock units granted to each of Mr. Landon and Ms. Selleck upon joining the Board will immediately vest in order to facilitate Mr. Landon’s and Ms. Selleck’s compliance with certain stock ownership requirements under applicable law. Mr. Casey, as an employee director, will not receive additional compensation for his Board service.

The Company expects to enter into its standard form of indemnity agreement with each of Mr. Landon and Ms. Selleck, a copy of which was filed as Exhibit 10.1 to the Company’s Form S-1/A filed with the SEC on December 1, 2014 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Casey, Mr. Landon and Ms. Selleck and any other persons pursuant to which either was appointed to the Board. There are also no family relationships between Mr. Casey, Mr. Landon or Ms. Selleck and any director or executive officer of the Company and neither has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 19, 2021, the Company issued a press release announcing the changes to the membership of the Board. This press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated in response to this Item by reference thereto.

Resignation of Daniel Ciporin, Kenneth Denman and Simon Williams

In connection with the anticipated closing of the Merger, on January 16, 2021, each of Daniel Ciporin, Kenneth Denman and Simon Williams notified the Company of his intention to resign from the Board and all committees of the Board.

The resignation of Messrs. Ciporin and Denman will be effective as of the closing of the Merger and the resignation of Mr. Williams will be effective as of the date of the Company’s 2021 annual meeting of stockholders.

Mr. Ciporin is currently chair of the Compensation Committee and a member of the Risk Committee. Mr. Denman is currently a member of each of the Audit Committee and Compensation Committee. Mr. Williams is currently chair of the Audit Committee and a member of the Risk Committee.

Each of Messrs. Ciporin, Denman and Williams have served on the Board for a number of years and have provided invaluable support and expertise to the Company and its bank charter initiative; however, each has decided to pursue other interests and opportunities as the Company completes the milestone of acquiring Radius and begins operating as a bank holding company. None of Messrs. Ciporin, Denman or Williams’ decisions to resign from the Board were as a result of any disagreement with the Company.

Forward-Looking Statements

Some of the statements above, including statements regarding the closing of the Merger and the membership of the Company’s Board are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements including satisfying all the closing conditions set forth in the Merger Agreement and those factors set forth in the section titled “Risk Factors” in LendingClub’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, each as filed with the SEC, as well as LendingClub’s subsequent reports on Form 10-Q and 10-K each as filed with the SEC. LendingClub may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. LendingClub does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release (Bank Regulator Approval) dated January 19, 2021
99.2	Press Release (Board Membership Changes) dated January 19, 2021
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date:	January 19, 2021	By:	/s/ Brandon Pace
Brandon Pace
Chief Administrative Officer and Corporate Secretary
(duly authorized officer)